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                                                                    EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE


      THIS FIRST SUPPLEMENTAL INDENTURE dated as of April 30, 2004 (this "First Supplemental Indenture") is by and among Wilmington Trust Company, a Delaware banking corporation (herein, together with its successors in interest, the "Trustee"), Provident Bankshares Corporation, a Maryland corporation (the "Successor Company") and Southern Financial Bancorp, Inc., a Virginia corporation (the "Company"), under the Indenture referred to below.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company and the Successor Company hereby agree as follows:

                             PRELIMINARY STATEMENTS

      The Trustee and the Company are parties to that certain Indenture dated as of May 24, 2000 (the "Indenture"), pursuant to which the Company issued U.S. $5,154,640 of its Junior Subordinated Debt Securities due July 15, 2030.

      As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this First Supplemental Indenture, shall merge (referred to herein and for purposes of Article VIII of the Indenture as the "Merger") with and into the Successor Company with the Successor Company as the surviving corporation. The parties hereto are entering into this First Supplemental Indenture pursuant to, and in accordance with, Article VIII of the Indenture.

      SECTION 1. DEFINITIONS. All capitalized terms used herein which are
                 -----------
defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

      SECTION 2.  INTERPRETATION.
                  --------------

            (a) In this First Supplemental Indenture, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii)  reference to any gender includes the other gender;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Section or other subdivision;


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                  (iv)  reference to any Person includes such Person's
                        successors and assigns but, if applicable, only if such successors and assigns are permitted by this First Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided, that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this First Supplemental Indenture or the Indenture or to modify the Trustee's rights, privileges and protections under the Indenture;

                  (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;

                  (vi) unless otherwise noted herein reference to any Section means such Section of this First Supplemental Indenture; and

                  (vii) the word "including" (and with correlative meaning
                        "include") means including without limiting the generality of any description preceding such term.

            (b) No provision in this First Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

      SECTION 3.  ASSUMPTION OF OBLIGATIONS.
                  -------------------------

            (a)   Pursuant to, and in compliance and accordance with, Section
                  8.01 of the Indenture, the Successor Company hereby expressly assumes the due and punctual payment of the principal of and interest (including any Additional Interest) on all the Securities and the performance of all of the covenants and obligations of the Indenture to be performed or observed by the Company under the Indenture.

            (b)   Pursuant to, and in compliance and accordance with, Section
                  8.02 of the Indenture, the Successor Company succeeds to, is substituted for, and may exercise every right and power of, the Company under the Indenture with

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                  the same effect as if the Successor Company had originally been named in the Indenture as the Company.

            (c) The Successor Company also succeeds to, is substituted for, agrees to perform the obligations of, and may exercise every right and power of, the Company (i) under the Amended and Restated Declaration of Trust of the Trust, dated as of May 18, 2000 (the "Trust Agreement"), as Depositor (as defined in the Trust Agreement) with the same effect as if the Successor Company had originally been named in the Trust Agreement, and
                  (ii) under the Guarantee Agreement, dated as of May 24, 2000 (the "Guarantee Agreement"), as Guarantor (as defined in the Guarantee Agreement).

      SECTION 4. REPRESENTATIONS AND WARRANTIES. The Successor Company
                 ------------------------------
represents and warrants that (a) it has all necessary power and authority to execute and deliver this First Supplemental Indenture and to perform the Indenture, (b) it is the successor of the Company pursuant to a valid merger effected in accordance with applicable law, (c) it is a corporation organized and existing under the laws of the State of Maryland, (d) both immediately before and after giving effect to this First Supplemental Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and is continuing and (e) this First Supplemental Indenture is executed and delivered pursuant to Section 9.01(1) and
Article VIII of the Indenture and does not require the consent of the Holders.

      SECTION 5. CONDITIONS OF EFFECTIVENESS. This First Supplemental Indenture
                 ---------------------------
shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

            (a) the Trustee shall have executed a counterpart of this First Supplemental Indenture and shall have received one or more counterparts of this First Supplemental Indenture executed by the Successor Company and the Company.

            (b) the Trustee shall have received an Officers' Certificate stating that (i) the Merger and this First Supplemental Indenture complies with the requirements of Articles VIII and IX of the Indenture; (ii) in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the Merger have been complied with; (iii) the execution of this First Supplemental Indenture is authorized or permitted by the Indenture; and (iv) in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to this First Supplemental Indenture, including the execution and delivery hereof, have been complied with.

            (c) the Trustee shall have received an Opinion of Counsel to the effect that (i) all conditions precedent provided for in the Indenture relating to the

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                  Merger and this First Supplemental Indenture (including the execution hereof) have been complied with; (ii) the execution of this First Supplemental Indenture is authorized or permitted by the Indenture; (iii) the Merger and this First Supplemental Indenture comply with the provisions of Articles VIII and IX of the Indenture.

            (d) the Successor Company and the Company shall have duly executed and filed with the Secretary of State of the State of Maryland and the Secretary of the Commonwealth of Virginia Articles of Merger in connection with the Merger.

      SECTION 6.  REFERENCE TO THE INDENTURE.
                  --------------------------

            (a) Upon the effectiveness of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "herein" or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

            (b) Upon the effectiveness of this First Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

            (c) The Indenture, as amended and supplemented hereby shall remain in full force and effect and is hereby ratified and confirmed.

      SECTION 7. EXECUTION IN COUNTERPARTS. This First Supplemental Indenture
                 -------------------------
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

      SECTION 8. GOVERNING LAW; BINDING EFFECT. This First Supplemental
                 -----------------------------
Indenture shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and shall be binding upon the parties hereto and their respective successors and assigns.

      SECTION 9. THE TRUSTEE. The Trustee shall not be responsible in any manner
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whatsoever for or in respect of the validity or sufficiency of this First
Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company and the Successor Company, as applicable, and the Trustee assumes no responsibility for the correctness thereof.

                         [Signatures on following page]

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first written above.



                        SOUTHERN FINANCIAL BANCORP, INC.


                        By: /s/ Georgia S. Derrico
                            ------------------------------------------
                            Georgia S. Derrico
                            Chairman and Chief Executive Officer

                        WILMINGTON TRUST COMPANY
                          (not in its individual capacity but solely as Trustee)

                        By: /s/ Denise M. Geran
                            ------------------------------------------
                            Name: Denise M. Geran
                                 -------------------------------------
                            Title: Vice President
                                   -----------------------------------

                        PROVIDENT BANKSHARES CORPORATION


                        By: /s/ Gary N. Geisel
                            ------------------------------------------
                            Gary N. Geisel
                            Chairman and Chief Executive Officer





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